ASPAC COMMUNICATIONS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2000

Exhibit 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                           ASPAC COMMUNICATIONS, INC.
                                      INTO
                         USA INTERNATIONAL CHEMICAL ,INC


USA International Chemical, Inc. a corporation organized and existing under the laws of Delaware.

DOES HEREBY CERTIFY:

FIRST: that this corporation was incorporated on the 22nd day of July, 1988, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of common stock of the stock of ASPAC Communications, Inc. a corporation incorporated on the 1st day of June, 1994, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members dated June 12, 2000, filed with the minutes of the Board, determined to merge into itself said ASPAC Communications, Inc.

RESOLVED, that USA International Chemical, Inc., merge, and it hereby does merge into itself ASPAC Communications, Inc. and ad\assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware..

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said ASPAC Communications, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger;

And

FURTHER RESOLVED, that this corporation change its corporate name by changing Article One of the Certificate of Incorporation of this corporation to read as follows:

Article One: "The name of the corporation is ASPAC Communications, Inc."

         IN WITNESS WHEREOF, said USA International Chemical, Inc., has caused this Certificate to be signed by Marc Mayeres, its Chairman, this 12th day of June, 2000.


                                                /S/ Marc Mayeres, Chairman
                                                --------------------------
                                                Marc Mayeres

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